Exhibit 10.18

SECURED PROMISSORY NOTE

$12,000,000

November __, 2006

FOR VALUE RECEIVED, the undersigned, Sonoran Energy, Inc., a Washington corporation (the “Borrower”), promises to pay to the order of NGP CAPITAL RESOURCES COMPANY (the “Lender”) on February [__], 2008, the principal sum of TWELVE MILLION DOLLARS ($12,000,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of November[__], 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Borrower, certain institutional lenders and the Lender and NGPC Asset Holdings, LP, as administrative agent (the “Administrative Agent”).

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

Except for notices to the Borrower as required by Section 11.2 of the Credit Agreement, all parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN HOUSTON, TEXAS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SONORAN ENERGY, INC.,
a Washington corporation

By:

Name:

Title:

LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made _____	Rate ______	Amount of Principal Repaid _________________	Unpaid Principal Balance _____________	Total	Notation Made By
		Interest Period	LIBO RATE	LIBO RATE